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                                                                    Exhibit 23.1
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sterling Chemicals Holdings, Inc. ("Holdings") on Form S-3 of our report dated December 6, 1996, appearing in the Annual Report on Form 10-K of Sterling Chemicals Holdings, Inc. for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Houston, Texas
July 8, 1997